Exhibit 3.3

CERTIFICATE OF ADOPTION
OF BY-LAWS OF
TEDOM CAPITAL, INC.

THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Secretary of Tedom Capital, Inc., incorporated under the laws of the State of Delaware, and the By-Laws of said corporation were adopted on the 15th day of January, 2007, by the Board of Directors of said corporation.

IN WITNESS WHEREOF, I have hereunto set my name this 15th day of January, 2007.

/s/ ERIC GRUNFELD
Eric Grunfeld

BY-LAWS
OF
TEDOM CAPITAL, INC.

ARTICLE I

OFFICES

Section 1. Principal Offices.  The Board of Directors (also referred to as “the Board”) shall fix the location of the principal executive office of the Corporation at any place within or outside the State of Delaware. If the principal executive office is locater outside this state, and the Corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal business office in the State of Delaware.

Section 2. Other Offices.  The Board of Directors, or the officers (subject to ratification by the Board of Directors), may at any time establish branch or subordinate offices at any place or places.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1. Place of Meetings.  Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2. Annual Meeting.  The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 3. Special Meeting. A special meeting of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at the meeting.

If a special meeting is called by any person or persons other that the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transaction to the Chairman of the Board, the President, and Vice President, or the Secretary of the Corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote in accordance with the provisions of Sec-tions 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) not more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 4. Notice of Stockholders’ Meeting. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less that ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, the Board of Directors intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to the Delaware General Corporation Law (hereinafter called “the Law”), (ii) an amendment of the Certificate of Incorporation, pursuant to the Law, (iii) a reorganization of the Corporation, pursuant to the Law, (iv) a voluntary dissolution of the Corporation, pursuant to the Law, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to the Law, the notice shall also state the general nature of that proposal.

Section 5. Manner of Giving Notice: Affidavit of Notice. Notice of any meeting of stockholders of any report shall be given either personally or by first-class mail or other written communication, charges prepaid, addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. If no such address appears on the Corporation’s books or is given, notice shall be deemed to have been given if sent to that stockholder by first-class mail or other written communication to the Corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

If any notice or report addressed to a stockholder at the address of that stockholder appearing on the books of the Corporation is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the stockholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if they shall be available to the stockholder on written demand of the stockholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other stockholders.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting shall be executed by the Secretary, Assistant Secretary, of any transfer agent of the Corporation giving the notice, and shall be filled and maintained in the minute book of the Corporation.

Section 6. Quorum.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less that a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7. Adjourned Meeting Notice.  Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more that forty-five (45) days from the date set for the original meeting, in which case notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section 8. Voting.  The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of the Law (relating to voting shares held by a fiduciary, in the name of a corporation, or joint ownership). The stockholders’ vote may be by voice vote or by ballot; provided however, that any election for directors must be by ballot if demanded by any stockholder before the voting has begun. On any matter other than elections of directors, any stockholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal; however, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares that the stockholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote an any matter (other than the election of directors) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the Law or by the Certificate of Incorporation.

At a stockholders’ meeting at which directors are to be elected, no stockholder shall be entitles to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the stockholder’s shares) unless the candidates’ names have been placed in nomination prior to commencement of the voting and a stockholder has given notice prior to commencement of the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such notice, then every stockholder entitled to vote may cumulate votes. If any stockholder has given such notice, then every stockholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder’s shares are entitled, or distributed the stockholder’s votes on the same principle among any or all of the candidates, as the stockholder thinks fit. In any election of directors, the candidates receiving the highest number of affirmative votes up to the number of directors to be elected, shall be elected; votes against the candidates and votes withheld shall have no effect.

Section 9. Waiver of Notice or Consent by Absent Stockholder. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, of an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted of the purpose of any annual or special meeting of the stockholders except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filled with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting was nor lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

Section 10. Stockholder Action by Written Consent Without a Meeting.  Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

In the case of election of directors, such consent shall be effective only if signed by the holders of all of the outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board of Directors (that has not been filled by the directors) by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Any stockholder giving a written consent, or the stockholder’s proxy holder, or a transferee of the shares or a personal representative of the stockholder or their respect-tive proxy holders, may revoke the consent by a writing received by the Secretary of the Corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

If the consents of all stockholders entitled to vote have been solicited in writing, and if the unanimous written consent of all such stockholders shall not have been receiver, the Secretary shall give prompt notice of the corporate action approved by the stockholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II.

In the case of approval of (i) contracts or transactions in which a director has direct or indirect financial interest, pursuant to the Law, (ii) indemnification of agents of the Corporation pursuant to the Law, (iii) a reorganization of the Corporation, pursuant to the Law, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to the Law, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Section 11. Record Date for Stockholder Notice, Voting and Giving Consents. For purposes of determining the stockholders entitled to notice of or to vote at a meeting of the stockholders, or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only stockholders of record on the date so fixed are entitled to notice or to vote or to give consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Law.

If the Board of Directors does not so fix a record date:

(a)            The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)            The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such action, whichever is later.

Section 12. Proxies. Every stockholder entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the stockholder and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder’s name is placed  on the proxy (whether by manual signature, typewriting, telecopy transmission, or otherwise) by the stockholder or the stockholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing and presented to the meeting stating that the proxy is revoked by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of he proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the Law.

Section 13. Inspectors of Election.  Before any meeting of the stockholders, the Board of Directors may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder of a stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear of refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

The inspectors of elections shall:

(a)	Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)	Receive votes, ballots or consents;

(c)	Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)	Count and tabulate all votes or consents;

(e)	Determine when the polls shall close;

(f)	Determine the result; and

(g)	Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

ARTICLE III

DIRECTORS

Section 1. Powers. Subject to the provisions of the Law and any limitations in the Certificate of Incorporation and these By-Laws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercises by or under the direction of the Board of Directors.

Section 2. Number and Qualification of Directors. The authorized number of directors shall be one (1) until changed by a duly adopted amendment to the Certificate of Incorporation or (if the number of directors is not set forth in the Certificate of Incorporation) by an amendment to this By-Law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

Section 3. Election and Term of Office of Directors. Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4. Vacancies.  Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

A vacancy or vacancies in the Board of Directors shall be determined to exist in the event of the death, resignation, or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the number of directors to be voted for at the meeting.

The stockholders may elect a director or directors at any time to gill any vacancy or vacancies not filled by the directors, but any such election by written consent other than to fill a vacancy created by removal shall require the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective on giving notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 5. Place of Meeting by Telephone.  Regular meetings of the Board of Directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board. In the absence on such designation, regular meetings shall be held at the principal executive office on the Corporation. Special meetings of he Board shall be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if nor stated in the notice or if there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

Section 6. Annual Meeting.  Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Section 7. Other Regular Meetings.  Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

Section 8. Special Meetings.  Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors.

            Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, overnight mail or telecopy, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone, overnight mail or telecopy, it shall be delivered personally or by telephone, overnight mail or telecopy at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation.

Section 9. Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of the Law (i) as to approval of contracts or transactions in which a director has a direct or indirect material financial interest, (ii) as to appointment of committees and (iii) as to indemnification of directors. A meeting at which a quorum in initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 10. Waiver of Notice.  The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice of a consent to holding the meeting on an approval of the minutes thereof. The waiver of notice of consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filled with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting (before or at its commencement) the lack of notice to that director.

Section 11. Adjournment.  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting time and place.

Section 12. Notice of Adjournment.  Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 8 of this Article III, to the directors who were present at the time of adjournment.

Section 13. Action Without Meeting.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

Section 14. Fees and Compensation of Directors.  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 14 shall not be construed to preclude and director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

ARTICLE IV

COMMITTEES

Section 1. Committees of Directors.  The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

(a)	The approval of any action which, under the Law, also requires stockholders’ approval or approval of the outstanding shares;

(b)	The filling of vacancies on the Board of Directors or on any committee;

(c)	The fixing of compensation of the directors for serving on the Board or on any committee;

(d)	The amendment or repeal of By-Laws or the adoption of new By-Laws;

(e)	The amendment or repeal or any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

(f)	A distribution to the stockholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

(g)	The appointment of any other committees of the Board of Directors or the members of those committees.

Section 2. Meetings and Action of Committees.  Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these By-Laws, Section 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action without meeting), with such changes in the context of those By-Laws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors or by resolution of the committee; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.

ARTICLE V

OFFICERS

Section 1. Officers. The officers of the Corporation shall be a President, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

Section 2. Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

Section 3. Subordinate Officers.  The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such a period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation of Officers.  Subject to the rights, in any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or, in the case of an officer chosen by the Board of Directors, by an officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, in any, of the Corporation under any contract to which the officer is a party.

Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to that office.

Section 6. Chairman of the Board. The Chairman of the Board, if such an officer be appointed, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the

Board of Directors or prescribed by the By-Laws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

Section 7. President.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers fo the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 8. Vice Presidents.  In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws, and the President or the Chairman of the Board.

Section 9. Secretary.  The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders, with the time and place of holding, whether regular or special, and, it special, how authorized, the notice given, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the By-Laws or by law to be given, and shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

Section 10. Chief Financial Officer.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

ARTICLE VI

RECORDS AND REPORTS

Section 1. Maintenance and Inspection of Share Registrar.  The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

A stockholder or stockholders of the Corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation may (i) inspect and copy the records of stockholders' names and addresses and shareholdings during usual business hours an five (5) days prior written demand on the Corporation, and (ii) obtain from the transfer agent of the Corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the stockholders' names and addresses, who are entitles to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the stockholder after the date of demand. this list shall be made available to any such stockholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as upon which the list is to be compiled. The record of stockholders shall also be open to inspection on the written demand of any stockholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interest as a stockholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the stockholder or holder of a voting trust certificate making the demand.

Section 2. Maintenance and Inspection of By-Laws.  the Corporation shall keep at its principal executive office, or if its principal executive office is not in the State of Delaware, at its principal business office in this state, the original or a copy of the By-Laws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of Delaware and the Corporation has no principal business office in this state, the Secretary shall, upon written request of any stockholder, furnish to that stockholder a copy of the By-Laws as amended to date.

Section 3. Maintenance and Inspection of Other Corporate Records.  The accounting books and records and minutes of proceedings of the stockholders, the Board of Directors and any committee or committees of the Board of Directors, shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.

Section 4. Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by and agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5. Financial Statements.  A copy of any annual financial statements and any income statement of the Corporation for each quarterly period of each fiscal year and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any stockholder demanding an examination of any such statement or a copy shall be mailed to such stockholder.

ARTICLE VII

GENERAL CORPORATION MATTERS

Section 1. Record Date for Purposes Other Than Notice and Voting. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only stockholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the Law.

If the Board of Directors does not so fix a record date, the record date for determining stockholders for any such purpose shall be at the close of business on the date on which the Board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

Section 2. Checks, Drafts, Evidences of Indebtedness.  All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 3. Corporate Contracts and Instruments; How Executed.  The Board of Directors, except as otherwise provided in these By-Laws, may authorize any officer of officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any account.

Section 4. Certificates for Shares.  A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each stockholder when any of those shares are fully paid, and the Board of Directors may authorize the issuance of certificates for shares as partly paid provided that those certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate was issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

Section 5. Lost Certificates.  Except as provided in this Section 5, no new certificate for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time. the Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

Section 6. Representation of Shares of Other Corporations.  The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by any of these officers.

Section 7. Construction and Definitions.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Law shall govern the construction of these By-Laws. Without limiting the generality of this provision, the singular number includes the plural, the plural includes the singular, and the term "person" includes both a corporation and a natural person.

ARTICLE VIII

AMENDMENTS

Section 1. Amendment by Stockholders.  New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Certificate of Incorporation of the Corporation set forth the number of authorized directors of the Corporation, the authorized number of directors may be changed only by an amendment of the Certificate of Incorporation.

Section 2. Amendment by Directors.  Subject to the rights of the stockholders as provided in Section 1 of this Article VIII, a By-Law, other than a By-Law or an amendment of a By-Law changing the authorized number of directors, may be adopted, amended or repealed by the Board of Directors.

ARTICLE IX

EXCULPATION OF DIRECTORS; INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND OTHER AGENTS

Section 1. Limited Liability of Directors.  The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

Section 2. Indemnification. The Corporation (i) shall indemnify its directors and officers and (ii) may indemnify any person who was a director or officer of the Corporation or is or was an employee or other agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, for breach of duty to the Corporation and its stockholders, in each case to the fullest extent permissable under Delaware law. No. amendment or repeal of this provision shall affect the obligation of the Corporation to indemnify its directors and officers with respect to any matter arising out of or related to any events that occured prior to such amendment or repeal.